Exhibit 4.4.1
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Cross Reference Sheet showing the location in the Indenture dated June 12, 1996 by the Company to PNC Bank, National Association, Trustee ("Indenture") of the provisions inserted pursuant to sections 310 through 318(a) inclusive of the Trust Indenture Act ("TIA")


TIA Section          Indenture Section
- -----------          -----------------
310(a)(1)                  8.9
      (2)                  8.9
      (3)                  N/A
      (4)                  N/A
      (5)                  8.9

310(b)                     8.8

310(c)                     N/A

311(a)                     8.13
   (b)                     8.13
   (c)                     8.13

312(a)                     6.1, 6.2
   (b)                     6.2
   (c)                     6.2

313(a)                     6.3
   (b)                     6.3
   (c)                     6.3
   (d)                     6.3

314(a)                     6.4, 5.8
   (b)                     N/A
   (c)                     17.5
   (d)                     N/A
   (e)                     17.5
   (f)                     N/A

315(a)                     8.1
   (b)                     7.8
   (c)                     8.1
   (d)                     8.1
   (e)                     7.9

316(a)(1)                  7.7, 9.4
      (2)                  N/A
   (b)                     7.4
   (c)                     9.1

317(a)                     7.2
   (b)                     5.4, 8.5

318(a)                     17.7
